EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
Set forth below are the names of subsidiaries, divisions and related organizations of ITT Inc., the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
AcousticFab, LLC	Delaware
Axtone Bahntechink GmbH	Germany
Axtone GmbH	Germany
Axtone HSW sp. z.o.o.	Poland
Axtone S.A.	Poland
Axtone s.r.o.	Czech Republic
Bolton Insurance Co.	New York
Bolton International RE S.C.A.	Luxembourg
Bolton International S.C.A.	Luxembourg
Bombas Goulds de Mexico S. de R.L. de C.V.	Mexico	Goulds Pumps
Bombas Goulds de Venezuela C.A.	Venezuela	Goulds Pumps
Bombas Goulds S.A.	Argentina	Goulds Pumps
Bornemann Inc. (Canada)	Canada
Bornemann S.A. DE C.V.	Mexico
C&I QSF LLC	Delaware
Carbon Industries, Inc.	West Virginia
Charles E. Gillman Company LLC	Delaware
Charles E. Gilman Co S.A. de C.V.	Sonora
Complete Cryogenic Services Inc.	California
Compulink Cable Assemblies of Florida	Florida
Computer & Equipment Leasing Corporation	Wisconsin
Co-Operative Industries Defense, LLC	Delaware
CRP Technology S.r.l.	Italy
CRP USA, LLC	Delaware
Distribuidora Arbos, C.A.	Venezuela	Goulds Pumps
DITTHA GmbH	Germany
Electrofilm Manufacturing Company LLC	California
Enidine Kabashiki Gaisha (Enidine Company Limited (Japan))	Japan	Enidine
EnviroTech LLC	Delaware
European Pump Sales B.V.	Netherlands
European Pump Services B.V.	Netherlands
Goulds Mexico Holdings LLC	Delaware
Goulds Pumps (IPG) LLC	Delaware	Goulds Pumps
Goulds Pumps (N.Y.), Inc.	New York	Goulds Pumps
Goulds Pumps (NY), Inc. (PERU BRANCH)	Peru	Goulds Pumps
Goulds Pumps Administration, Inc.	New York
Goulds Pumps Canada Inc.	Canada	Goulds Pumps
Goulds Pumps Co., Ltd.	Korea	Goulds Pumps
Habonim Europe Industrial Valves and Actuators BV	Netherlands

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Habonim Industrial Buildings Ltd	Israel
Habonim Industrial Valves & Actuators - North America, Inc.	New Jersey
Habonim Industrial Valves and Actuators LTD (Israel)	Israel
Habonim Mexico S De RL De CV	Mexico
HPL Technologies GmbH	Germany
Industrial Tube Company LLC	California
InTelCo Properties LLC	Delaware
International Motion Control Inc.	Delaware
International Standard Electric Corporation	Delaware
ITT (China) Investment Co. Ltd.	China
ITT (Shanghai) Fluid Technology Co., Ltd.	China
ITT Aerospace Controls LLC	Delaware
ITT Australia Holdings Pty Ltd	Australia
ITT Automotive Enterprises, Inc.	Delaware
ITT Blakers PTY Ltd	Australia	Blakers
ITT Blakers Unit Trust	Australia	Blakers
ITT Bornemann GmbH	Germany	Bornemann
ITT Bornemann-Goulds Pumps S.R.L.	Argentina
ITT Brasil – Indústria de Bombas, Válvulas e Serviços Ltda	Brazil	Goulds Pumps
ITT Cannon (Hong Kong) LTD	Hong Kong	Cannon
ITT Cannon de Mexico, S.A. de C.V.	Mexico	Cannon
ITT Cannon Electronics (Shenzhen) Co. Ltd	China	Cannon
ITT Cannon GmbH	Germany	Cannon
ITT Cannon Korea Ltd.	Korea	Cannon
ITT Cannon LLC	Delaware	Cannon
ITT Cannon Mexico, Inc.	Delaware	Cannon
ITT Cannon Veam Italia s.r.l.	Italy	Cannon
ITT Cannon, Ltd.	Japan
ITT Community Development Corporation	Delaware
ITT Corporation India PVT. Ltd.	India	Goulds Pumps
ITT C'treat LLC	Delaware	C’treat Offshore
ITT Engineered Valves, LLC	Delaware
ITT Enidine GmbH	Germany
ITT Enidine Inc.	Delaware	Enidine
ITT Finance Hong Kong Ltd.	Hong Kong
ITT Fluid Technology Asia Pte Ltd.	Singapore
ITT Fluid Technology International (Thailand) LTD.	Thailand	Goulds Pumps
ITT Fluid Technology International, Inc.	Delaware	Goulds Pumps
ITT Fluid Technology International, Inc. (DUBAI BRANCH)	United Arab Emirates
ITT Fluid Technology S.A.	Chile	Goulds Pumps
ITT Germany Holdings GmbH	Germany
ITT Goulds Pumps Colombia S.A.S.	Colombia	Goulds Pumps
ITT Goulds Pumps Inc. (Greece Branch)	Greece	Goulds Pumps
ITT Goulds Pumps, Inc.	Delaware	Goulds Pumps
ITT Group Finance, LLC	Delaware

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT High Precision Manufactured Products (Wuxi) Co., Ltd.	China
ITT Holding LLC	Delaware
ITT Holdings Czech Republic s.r.o.	Czech Republic
ITT Industries France S.A.S.	France
ITT Industries Global S.a.r.l.	Luxembourg
ITT Industries Holdings Limited	United Kingdom
ITT Industries Holdings, Inc.	Delaware
ITT Industries Kaz LLP	Kazakhstan
ITT Industries Limited	United Kingdom
ITT Industries Luxembourg S.a r.l.	Luxembourg
ITT Industries Rus LLC	Russia
ITT Industries Spain S.L.	Spain
ITT International Group Finance LLC	North Carolina
ITT International Holdings, Inc.	Delaware
ITT International Luxembourg S.a r.l.	Luxembourg
ITT Investments Luxembourg S.a.r.l.	Luxembourg
ITT Italia Europe Srl	Italy
ITT Italia s.r.l.	Italy
ITT Italia Worldwide Srl	Italy
ITT Japan B.V.	Netherlands
ITT Korea Holding B.V.	Netherlands
ITT Luxembourg Europe Sarl	Luxembourg
ITT Luxembourg Worldwide Sarl	Luxembourg
ITT Manufacturing Enterprises LLC	Delaware
ITT Motion Technologies America, LLC	Delaware	Koni
ITT Motion Technologies GmbH	Germany
ITT Motion Technologies LLC	Delaware
ITT Motion Technologies Luxembourg S.a.r.l.	Luxembourg
ITT Netherlands B.V.	Netherlands
ITT Netherlands Europe B.V.	Netherlands
ITT Netherlands Worldwide B.V.	Netherlands
ITT Rheinhütte Benelux B.V.	Netherlands
ITT Rheinhütte Pumpen (Shanghai) Co., Ltd.	China
ITT Rheinhütte Pumpen Austria GmbH	Austria
ITT Rheinhütte Pumpen GmbH	Germany
ITT Saudi Co.	Saudi Arabia
ITT Torque Systems, Inc.	Ohio
ITT Ventures LLC	Delaware
ITT Ventures S.a.r.l.	Luxembourg
ITT Vietnam Pro Company Limited	Vietnam
ITT Water & Wastewater U.S.A., Inc.	Delaware
Kentucky Carbon Corporation	West Virginia
Kerner Acquisition LLC	Delaware
Köhler & Hörter, GmbH	Germany
Koni B.V.	Netherlands	Koni

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Koni France SAS	France	Koni
Koni NA LLC	Delaware	Koni
kSARIA Corporation	Delaware
kSARIA Gillman LLC	Delaware
kSARIA Holding Corporation	Delaware
kSARIA Parent, Inc.	Delaware
kSARIA Service Corporation	Delaware
kSARIA TopFlite, LLC	Delaware
Leland Properties, Inc.	Delaware
LLMZ Kamax LLC	Russia
Micro-Mode Products, Inc.	California
PT ITT Fluid Technology Indonesia	Indonesia
Svanehoj China CO. Ltd	China
Svanehoj Danmark A/S	Denmark
Svanehoj France SAS	France
Svanehoj Group A/S	Denmark
Svanehoj Holding A/S	Denmark
Svanehoj Japan LLC	Japan
Svanehoj Marine Equipment Repairs LLC	Dubai
Svanehoj Singapore Pte.	Singapore
Svanehoj UK Ltd	United Kingdom
TDS Corporate Services LLC	Delaware
TopFlite Components, LLC	Delaware
VIDAR LLC	Delaware